                       LETTER OF TRANSMITTAL AND CONSENT

                TO TENDER 13 3/4% SERIES B SENIOR NOTES DUE 2007
                             (CUSIP NO. 57773AAC6)

                                       OF

                    MAXCOM TELECOMUNICACIONES, S.A. DE C.V.

                                      AND
                                DELIVER CONSENT

                       PURSUANT TO THE OFFERING MATERIALS
                              DATED MARCH 14, 2002

THE EXPIRATION DATE OF THE EXCHANGE OFFER AND CONSENT SOLICITATION IS 5:00 P.M., NEW YORK CITY TIME, ON APRIL 11, 2002, UNLESS EXTENDED BY THE COMPANY IN ITS SOLE DISCRETION (SUCH TIME AND DATE, AS THE SAME MAY BE EXTENDED, THE "EXPIRATION DATE"). TENDER OF OLD NOTES MAY BE WITHDRAWN AND THE CORRESPONDING CONSENT MAY BE REVOKED AT ANY TIME PRIOR TO THE EXPIRATION DATE.

                 The Exchange Agent for the Exchange Offer is:

                              THE BANK OF NEW YORK

                                                                           By Overnight Courier or
          By Facsimile:                         By Hand:                  Registered/Certified Mail:
       The Bank of New York               The Bank of New York               The Bank of New York
          (212) 235-2261               Corporate Trust Department         Corporate Trust Department
       Confirm Receipt of:                Reorganization Unit                Reorganization Unit
     Facsimile by Telephone:         15 Broad Street -- 16th Floor      15 Broad Street -- 16th Floor
          (212) 235-2354                New York, New York 10007           New York, New York 10007
                                       Attn: Ms. Carole Montreuil         Attn: Ms. Carole Montreuil

     DELIVERY OF THIS LETTER OF TRANSMITTAL AND CONSENT TO AN ADDRESS, OR TRANSMISSION VIA FACSIMILE TO A NUMBER, OTHER THAN AS SET FORTH ABOVE, WILL NOT CONSTITUTE A VALID DELIVERY TO THE EXCHANGE OFFER.

     THE INSTRUCTIONS ACCOMPANYING THIS LETTER OF TRANSMITTAL AND CONSENT SHOULD BE READ CAREFULLY BEFORE THIS LETTER OF TRANSMITTAL AND CONSENT IS COMPLETED AND SIGNED.

     By signing this Letter of Transmittal and Consent (the "Letter of Transmittal and Consent"), you acknowledge that you have received and reviewed the Offering Circular, dated March 14, 2002, as amended and supplemented (the "Offering Circular") of Maxcom Telecomunicaciones, S.A. de C.V., a Mexican company ("Maxcom" or the "Company"), the Certain Financial Forecast Information supplement of Maxcom dated March 14, 2002, (the "Financial Forecast Information" and together with the Offering Circular, the "Offering Materials") and this Letter of Transmittal and Consent, which together constitute the Company's:

          1. offer to exchange U.S.$275,000,000 aggregate principal amount of 13 3/4% Series B Senior Notes due 2007, (the "Old Notes") of Maxcom issued under an indenture (the "Indenture") dated as of March 17, 2000, between Maxcom and The Bank of New York, as Trustee, for a combination of: (a) an aggregate of U.S.$175,000,000 principal amount of New Senior Notes due 2007 (the "New Notes"); and (b) an aggregate of 28,050,000 ordinary participation certificates ("CPOs") representing an aggregate of 28,050,000 shares of

     Series N2 shares of Convertible Preferred Stock (the "Series N2 Preferred Stock") as set forth in the Offering Circular and this Letter of Transmittal and Consent (the "Exchange Offer"); and

          2. solicitation for consent (the "Consent") to certain amendments to the Indenture eliminating all restrictive covenants and certain events of default (the "Proposed Amendments") and to the waiver of the change of control provision of the Indenture (the "Waiver"), each as described in the Offering Circular, from holders of the Old Notes.

     If you decide to tender your Old Notes and give the requested Consent and we accept the Old Notes and the Consent, this will constitute a binding agreement between you and Maxcom, subject to the terms and conditions set forth in the Offering Circular and this Letter of Transmittal and Consent.

     You must tender your Old Notes in accordance with one of the following procedures on or prior to the Expiration Date to participate in the Exchange
Offer:

     - by sending the certificates for your Old Notes, in proper form for transfer, a properly completed and duly executed Letter of Transmittal and Consent, with any required signature guarantees, and all other documents required by this Letter of Transmittal and Consent to the Exchange Agent at one of the addresses listed above; or

     - by using the book-entry transfer procedures described in the Offering Circular under the caption "The Exchange Offer and Consent
       Solicitation -- Procedure for tendering old notes and delivering consents" and transmitting this Letter of Transmittal and Consent, with any required signature guarantees, or an Agent's Message (as defined below) in lieu of this Letter of Transmittal and Consent to the Exchange Agent and, all other documents required by this Letter of Transmittal and Consent.

     In order for a book-entry transfer to constitute a valid tender of your Old Notes and the relating Consent in the Exchange Offer, the Exchange Agent must receive a confirmation of book-entry transfer (a "Book-Entry Confirmation") of your Old Notes into the Exchange Agent's account at The Depository Trust Company ("DTC") prior to the Expiration Date. The term "Agent's Message" means a message, transmitted by DTC and received by the Exchange Agent and forming a part of the Book-Entry Confirmation, which states that DTC has received an express acknowledgment from you that you have received and have agreed to be bound by the terms of this Letter of Transmittal and Consent. If you use this procedure, we may enforce this Letter of Transmittal and Consent against you.

     Only registered holders of the Old Notes (the "Registered Holders"), which term for purposes of this Letter of Transmittal and Consent includes any participant in DTC's system whose name appears on a security position listing as the owner of the Old Notes, are entitled to tender their Old Notes for exchange in the Exchange Offer. If you are a beneficial owner whose Old Notes are registered in the name of a broker, dealer, commercial bank, trust company or other nominee and you wish to tender your Old Notes in the Exchange Offer, you should promptly contact the person in whose name the Old Notes are registered and instruct that person to tender on your behalf. If you wish to tender in the Exchange Offer on your own behalf, prior to completing and executing this Letter of Transmittal and Consent and delivering the certificates for your Old Notes, you must either make appropriate arrangements to register ownership of the Old Notes in your name or obtain a properly completed bond power from the person in whose name the Old Notes are registered.

     YOU MUST COMPLETE THIS LETTER OF TRANSMITTAL AND CONSENT IF YOU ARE A REGISTERED HOLDER OF OLD NOTES WHICH INCLUDES ANY PARTICIPANT IN DTC'S SYSTEM WHOSE NAME APPEARS ON A SECURITY POSITION LISTING AS THE OWNER OF THE OLD NOTES AND YOU EITHER WISH TO TENDER: (1) THE CERTIFICATES REPRESENTING YOUR OLD NOTES TO THE EXCHANGE AGENT TOGETHER WITH THIS LETTER OF TRANSMITTAL AND CONSENT OR
(2) YOUR OLD NOTES BY BOOK-ENTRY TRANSFER TO THE EXCHANGE AGENT'S ACCOUNT AT DTC AND YOU ELECT TO SUBMIT THIS LETTER OF TRANSMITTAL AND CONSENT TO THE EXCHANGE AGENT INSTEAD OF AN AGENT'S MESSAGE.

     In order to properly complete this Letter of Transmittal and Consent, you must: (1) complete the box entitled "Description of Old Notes Tendered," (2) if appropriate, check and complete the boxes relating to book-entry transfer and the boxes entitled "Special Payment/Issuance Instructions" and/or "Special Delivery Instructions," (3) sign this Letter of Transmittal and Consent by completing the box entitled "Please Sign Here" and (4) complete the box entitled "Substitute Form W-9." By completing the box entitled "Description of Old Notes Tendered" and signing below, you will have tendered your Old Notes for exchange and given the corresponding Consent on the terms and conditions described in the Offering Materials and on this Letter of Transmittal and Consent. You should read the detailed instructions at the end of this document before completing this Letter of Transmittal and Consent.

     The valid tender of your Old Notes in accordance with the procedures set forth in "The Exchange Offer and Consent Solicitation -- Procedure for tendering old notes and delivering consents" will constitute your consent to the Proposed Amendments and the Waiver.

     The valid tender of your Old Notes will also constitute your authorization for Maxcom to deposit the Series N2 Preferred Stock into a limited purpose trust administered by a major Mexican financial institution that will issue CPOs (the "CPO Trust") and to take all actions necessary, appropriate or convenient to cause the agreement governing the CPO Trust to be executed and the CPO Trust to be duly formed.

     If you tender your Old Notes you must deliver the corresponding Consent. You may not deliver a Consent without tendering your Old Notes. If you tender your Old Notes, you will be deemed to have consented to the Proposed Amendments and to the Waiver as an entirety with respect to the Old Notes you tender. You may not consent selectively to only some of the Proposed Amendments or Waiver. You may not withdraw your Old Notes tendered without revoking the corresponding Consent. For more information, see "The Proposed Amendments and Waiver" in the Offering Circular.

DELIVERY OF THIS LETTER OF TRANSMITTAL AND CONSENT AND ANY OTHER REQUIRED DOCUMENTS SHOULD BE MADE TO THE EXCHANGE AGENT. DELIVERY OF DOCUMENTS TO DTC'S BOOK-ENTRY TRANSFER FACILITY WILL NOT CONSTITUTE DELIVERY TO THE EXCHANGE AGENT.

QUESTIONS AND REQUEST FOR ASSISTANCE OR FOR ADDITIONAL COPIES OF THE OFFERING MATERIALS OR THIS LETTER OF TRANSMITTAL AND CONSENT MAY BE DIRECTED TO THE INFORMATION AGENT, WHOSE ADDRESS AND TELEPHONE NUMBERS APPEAR AT THE END OF THIS LETTER OF TRANSMITTAL AND CONSENT. SEE INSTRUCTION 8 BELOW.

                    NOTE: SIGNATURES MUST BE PROVIDED BELOW.
              PLEASE READ THE ACCOMPANYING INSTRUCTIONS CAREFULLY.

      BOX BELOW TO BE COMPLETED BY ALL TENDERING HOLDERS OF THE OLD NOTES

     List below the Old Notes to which this Letter of Transmittal and Consent relates. If the space provided below is inadequate, list the certificate numbers and principal amounts on a separately signed schedule and affix the schedule to this Letter of Transmittal and Consent. Tenders of Old Notes will be accepted only in principal amounts equal to $1,000 or integral multiples thereof.

--------------------------------------------------------------------------------------------------------------------------------
                                               DESCRIPTION OF OLD NOTES TENDERED
--------------------------------------------------------------------------------------------------------------------------------
                    1                                                                                     3
           NAME AND ADDRESS OF                                 2                               PRINCIPAL AMOUNT OF OLD
            REGISTERED HOLDER                        CERTIFICATE NUMBER(S)*                       NOTE(S) TENDERED**
--------------------------------------------------------------------------------------------------------------------------------
                                           ------------------------------------------------------------------------------------
                                           ------------------------------------------------------------------------------------
                                           ------------------------------------------------------------------------------------
                                           ------------------------------------------------------------------------------------
     TOTAL:
--------------------------------------------------------------------------------------------------------------------------------
  * Need not be completed by holders who tender by book-entry transfer.
 ** Old Notes tendered by this Letter of Transmittal and Consent must be in denominations of $1,000 principal amount and any integral multiple thereof.
--------------------------------------------------------------------------------------------------------------------------------

                    BOXES BELOW TO BE CHECKED AS APPLICABLE

[ ] CHECK HERE IF THE CERTIFICATE(S) REPRESENTING YOUR OLD NOTES IS BEING TENDERED WITH THIS LETTER OF TRANSMITTAL AND CONSENT.

[ ] CHECK HERE IF THE CERTIFICATE(S) REPRESENTING YOUR OLD NOTES HAS BEEN LOST, DESTROYED OR STOLEN AND YOU REQUIRE ASSISTANCE IN OBTAINING A NEW CERTIFICATE(S).

     Certificate Number(s)
    ----------------------------------------------------------------------------

     Principal Amount(s) Represented
    ----------------------------------------------------------------------------

     You must contact the Exchange Agent to obtain instructions for replacing lost, destroyed or stolen certificate(s) representing Old Notes. (See Instruction 10)

                     SPECIAL PAYMENT/ISSUANCE INSTRUCTIONS
                         (SEE INSTRUCTIONS 1, 5 AND 6)

To be completed ONLY if New Notes and CPOs representing Series N2 Preferred Stock to be issued, should be registered in the name of someone other than the registered holder of the Old Notes whose name(s) appear below:
[ ] New Notes and CPOs representing Series N2 Preferred Stock to:

Name:
-------------------------------------------------
                                 (PLEASE PRINT)

Address:
-----------------------------------------------

Telephone:
--------------------------------------------

----------------------------------------------------------
       TAX IDENTIFICATION OR SOCIAL SECURITY NUMBER. (SEE INSTRUCTION 9)

Credit unexchanged Old Notes
delivered by book-entry transfer
to the following DTC Account:
-----------------------

Name of Account Party:
------------------------------

                         SPECIAL DELIVERY INSTRUCTIONS
                         (SEE INSTRUCTIONS 1, 5 AND 6)
     To be completed ONLY if New Notes and CPOs representing Series N2 Preferred Stock to be issued, should be delivered to, or registered in the name of, someone other than the registered holder of the Old Notes whose name(s) appear below or to the registered holder at an address other than that shown below:
[ ] New Notes and CPOs representing Series N2 Preferred Stock to:

Name:
--------------------------------------------------
                                 (PLEASE PRINT)

Address:
------------------------------------------------

Telephone:
---------------------------------------------

----------------------------------------------------------
       TAX IDENTIFICATION OR SOCIAL SECURITY NUMBER. (SEE INSTRUCTION 9)

             BOX BELOW TO BE CHECKED BY ELIGIBLE INSTITUTIONS ONLY

[ ] CHECK HERE IF TENDERED OLD NOTES ARE BEING DELIVERED BY BOOK-ENTRY TRANSFER TO THE EXCHANGE AGENT'S ACCOUNT AT DTC AND COMPLETE THE FOLLOWING:

Name of Tendering Institution
--------------------------------------------------------------------------------

Account Number
--------------------------------------------------------------------------------

Transaction Code Number
--------------------------------------------------------------------------------

              PLEASE READ THE ACCOMPANYING INSTRUCTIONS CAREFULLY

Ladies and Gentlemen:

     I hereby agree and acknowledge that upon the terms and subject to the conditions of the Exchange Offer, as described in the Offering Materials and this Letter of Transmittal and Consent, I hereby tender and deliver the aggregate principal amount of Old Notes described above in the box entitled "Description of Old Notes Tendered" in exchange for a combination of U.S.$636.36 principal amount of New Notes and 102 CPOs, each representing one share of Series N2 Preferred Stock with an initial liquidation preference of U.S.$0.4927 per share and limited voting rights.

     I hereby agree and acknowledge that the New Notes will mature on March 1, 2007. The New Notes will rank pari passu in right of payment with the senior indebtedness of the Company, including any Old Notes that are not exchanged pursuant to the Exchange Offer. The New Notes will be issued by Maxcom and unconditionally guaranteed to the same extent as the Old Notes. The New Notes will not begin to accrue or pay interest until March 1, 2006, and will accrue interest thereafter at an annual interest rate of 10%. Interest will be payable in cash on September 1, 2006 and March 1, 2007. For more details and information regarding the New Notes, see "Description of the New Notes" in the Offering Circular.

     I understand that the Series N2 Preferred Stock are shares with limited voting rights that have a liquidation preference equal to the greater of: (1) $0.4927 per share, as adjusted for stock splits, stock dividends and similar events, plus the accretion of such amount at an annual cumulative rate of 12% compounded semi-annually, and (2) the amount that holders of Series N2 Preferred Stock would have received if they had converted all of their Series N2 Preferred Stock into series N limited voting shares (or, to the extent the series N limited voting shares have been converted, to the class of stock such shares are converted into), immediately prior to the liquidation event. For more details and information regarding the Series N2 Preferred Stock, see "Description of the CPOs and the Series N2 Preferred Stock" in the Offering Circular.

     I understand that, subject to and effective upon the acceptance for exchange of all Old Notes tendered by this Letter of Transmittal and Consent in accordance with the terms and conditions of the Exchange Offer and applicable law (including, if the Exchange Offer is extended or amended, the terms and conditions of any extension or amendment) and the prior execution of a supplement to the Indenture (pursuant to which the Old Notes were issued), which will be executed among the Company, Corporativo en Telecomunicaciones, S.A. de C.V., Maxcom Servicios Administrativos, S.A. de C.V. and the Bank of New York, as Trustee, (the "Supplemental Indenture"), I hereby exchange, sell, assign and transfer to, or upon the order of Maxcom all right, title and interest in and to the Old Notes tendered by this Letter of Transmittal and Consent. I also hereby deliver my Consent to the Proposed Amendments and Waiver.

     I hereby irrevocably constitute and appoint the Exchange Agent as my true and lawful agent and attorney-in-fact, with full knowledge that the Exchange Agent is also acting as the agent of Maxcom in connection with the Exchange Offer with respect to the tendered Old Notes, with full power of substitution and revocation (such power of attorney being deemed to be an irrevocable power coupled with an interest), subject only to the right of withdrawal described in the Offering Circular, to (1) deliver certificates for the tendered Old Notes to Maxcom together with all accompanying evidences of transfer and authenticity to, or upon the order of, Maxcom, upon receipt by the Exchange Agent, as my agent, of the certificates representing the CPOs and New Notes to be paid or issued in exchange for the tendered Old Notes, (2) present certificates for the tendered Old Notes for exchange and transfer, and to exchange and transfer the tendered Old Notes on the books of Maxcom, (3) receive for the account of Maxcom all benefits and otherwise exercise all rights of ownership of the tendered Old Notes, and (4) deliver to the Company and the Exchange Agent, if so requested, this Letter of Transmittal and Consent as evidence of my consent to the Proposed Amendments and Waiver and as certification that the requisite consent to the Proposed Amendments and Waiver have been duly executed by holders in accordance with the terms and conditions of the Exchange Offer and Consent Solicitation as described in the Offering Materials.

     I hereby represent and warrant that I have full power and authority to tender, exchange, sell, assign and transfer the Old Notes tendered by this Letter of Transmittal and Consent, to give the Consent contained herein, to acquire the New Notes and CPOs representing the Series N2 Preferred Stock issuable upon the exchange of the tendered Old Notes, and that when the tendered Old Notes are accepted for exchange, the Company will acquire good, marketable and unencumbered title to the tendered Old Notes, free and clear of all liens, restrictions, charges and encumbrances, and that the tendered Old Notes are not subject to any adverse claims or proxies. I will, upon request, execute and deliver any additional documents deemed by the Company or the Exchange Agent to be necessary or desirable to complete the exchange, sale, assignment and transfer of the Old Notes tendered by this Letter of Transmittal and Consent. I have read and I agree to all of the terms of the Exchange Offer.

     I hereby agree and acknowledge that, by the execution and delivery hereof, I consent to the Proposed Amendments and Waiver with respect to the Old Notes tendered herewith, as permitted by the Indenture. I understand that the Consent provided hereby shall remain in full force and effect unless and until such Consent is revoked in accordance with the procedures set forth in the Offering Materials and this Letter of Transmittal and Consent. I also understand that the Proposed Amendments and Waiver will be effected by the Supplemental Indenture which will be executed following receipt of the requisite Consent. However, I understand that the Proposed Amendments and Waiver, by their terms, will not become effective or effect any change in the operating provisions of the Indenture unless the Company accepts all Old Notes validly tendered (and not properly withdrawn) pursuant to the Exchange Offer, in which event the Proposed Amendments and Waiver shall be deemed effective as of immediately prior to such acceptance.

     I hereby agree and acknowledge that by validly tendering and not withdrawing my Old Notes, I will be deemed to have authorized Maxcom to deposit the shares of Series N2 Preferred Stock into the CPO Trust and to take all action necessary, appropriate or convenient to cause the trust agreement governing the CPO Trust to be executed and the CPO Trust to be duly formed.

     I hereby further agree and acknowledge that the Exchange Offer is conditioned upon, among other things (the "Closing Conditions"): (1) at least 95% in aggregate principal amount of the outstanding Old Notes (excluding the $25.0 million principal amount of Old Notes held by Maxcom) being validly tendered and not properly withdrawn prior to the Expiration Date; (2) the investment in Maxcom of U.S. $66.2 million pursuant to the private equity investment described in the Offering Circular; and (3) regulatory approvals from Mexican foreign investment, securities and antitrust authorities.

     I understand that the Proposed Amendments and Waiver to the Indenture governing the Old Notes will become operative only upon Maxcom's exchange of the Old Notes for the New Notes and the CPOs representing the Series N2 Preferred Stock and, in the case of the Proposed Amendment, the effectiveness of the Supplemental Indenture governing the Old Notes.

     I understand that the name(s) and address(es) of the Registered Holder(s), which term for purposes of this Letter of Transmittal and Consent includes any participant in DTC's system whose name appears on a security position listing as the holder of the Old Notes tendered by this Letter of Transmittal and Consent, are printed above as they appear on the certificate(s) representing the Old Notes. The certificate number(s) and the Old Notes that I wish to tender are indicated in the appropriate boxes above.

     Unless I have otherwise indicated by completing the box entitled "Special Payment/Issuance Instructions" above, I hereby direct that the New Notes and CPOs representing Series N2 Preferred Stock to be issued in the name(s) of the undersigned or, in the case of a book-entry transfer of Old Notes, that the New Notes and CPOs representing Series N2 Preferred Stock be credited to the account indicated above maintained with DTC. Similarly, unless I have otherwise indicated by completing the box entitled "Special Delivery Instructions," I hereby direct that the New Notes and CPOs representing Series N2 Preferred Stock be delivered to the address shown below my signature.

     If I have tendered any Old Notes that are not exchanged in the Exchange Offer for any reason, I hereby direct that certificates for any Old Notes that are not exchanged should be issued in the name of the undersigned, if applicable, and delivered to the address shown below my signature.

     I hereby also understand that the tender of the Old Notes pursuant to any one of the procedures described under "The Exchange Offer and Consent Solicitation -- Procedures for tendering old notes and delivering consents" in the Offering Circular and in the instructions hereto and acceptance of such Old Notes will constitute a binding agreement between the undersigned and the Company in accordance with the terms and subject to the conditions of the Exchange Offer and this Letter of Transmittal and Consent. For purposes of the Exchange Offer, the undersigned understands that validly tendered Old Notes (or defectively tendered Old Notes with respect to which the Company has waived, or has caused to be waived, such defect) will be deemed to have been accepted for exchange if, as and when the Company gives oral or written notice thereof to the Exchange Agent. Any tendered Old Notes that are not accepted for exchange pursuant to the Exchange Offer for any reason will be returned by crediting the account maintained at DTC from which such Old Notes were delivered.

     I understand that tenders of Old Notes may be withdrawn and the related Consent may be revoked prior to the Expiration Date, in accordance with the procedures set forth in the Offering Circular under the caption "The Exchange Offer and Consent Solicitation -- Withdrawal rights." I agree that a valid withdrawal of tendered Old Notes on or prior to the Expiration Date will be deemed a revocation of the related Consent. If I decide to revoke my Consent, I must withdraw the related tendered Old Notes. I understand that in the event of a termination of the Exchange Offer, the Old Notes tendered pursuant to the Exchange Offer will be credited to an account maintained at DTC from which such Old Notes were delivered.

     I understand that the delivery and surrender of any Old Notes is not effective, and the risk of loss of the Old Notes does not pass to the Exchange Agent, until receipt by the Exchange Agent of this Letter of Transmittal and Consent, together with any other required documents in form satisfactory to the Company. All questions as to the form of all documents and the validity (including time of receipt) and acceptance of tenders and withdrawals of Old Notes and deliveries and revocations of Consents will be determined by the Company, in its sole discretion which determination shall be final and binding.

     I understand that all authority conferred or agreed to be conferred in this Letter of Transmittal and Consent and every obligation of the undersigned hereunder shall be binding upon the successors, assigns, heirs, executors, administrators, trustees in bankruptcy and legal representatives of the undersigned and shall not be affected by, and shall survive, the death or incapacity of the undersigned.

     I recognize that, under certain circumstances set forth in the Offering Circular under the caption "The Exchange Offer and Consent
Solicitation -- Conditions," the Company may not be required to accept for exchange any of the Old Notes tendered or the Consents granted. Old Notes not accepted or withdrawn will be returned to the undersigned at the address set forth below unless otherwise indicated under "Special Delivery Instructions" above.

     By tendering Old Notes and executing this Letter of Transmittal and Consent, or delivering an Agent's Message in lieu of this Letter of Transmittal and Consent, I hereby waive Maxcom's obligation to offer to redeem all outstanding Old Notes because of any change of control resulting from the Exchange Offer or any transaction related thereto, including, the private equity investment.

                                PLEASE SIGN HERE
           (TO BE COMPLETED BY ALL TENDERING AND CONSENTING HOLDERS)

     By completing, executing and delivering this Letter of Transmittal and Consent, the undersigned hereby consents to the Proposed Amendments and Waiver (and to the execution of a Supplemental Indenture effecting the Proposed Amendments) with respect to, and tenders, the principal amount of the Old Notes listed in the box in page 4 above labeled "Description of Old Notes Tendered" under the column heading "Principal Amount of Old Notes Tendered" (or, if nothing is indicated therein, the entire aggregate principal amount at maturity represented by the Old Notes described in such box).

     This Letter of Transmittal and Consent must be signed by the Registered Holder(s) exactly as such participant's name appears on a security position listing as owner of Old Notes, or by person(s) authorized to become Registered Holder(s) by endorsements and documents transmitted herewith. If signature is by trustees, executors, administrators, guardians, attorneys-in-fact, officers of corporations or others acting in a fiduciary or representative capacity, please set forth full title and see Instruction 5.

--------------------------------------------------------------------------------
          SIGNATURE(S) OF REGISTERED HOLDER(S) OR AUTHORIZED SIGNATORY
                       (SEE GUARANTEE REQUIREMENTS BELOW)

Dated:
------------------------------ , 2002

Name(s)
--------------------------------------------------------------------------------
                                 (PLEASE PRINT)

Capacity
--------------------------------------------------------------------------------

Address
--------------------------------------------------------------------------------
                               (INCLUDE ZIP CODE)

Area Code and Tel. No.
--------------------------------------------------------------------------------

Tax Identification or Social Security No.
---------------------------------------------------------------------------
                                   (COMPLETE SUBSTITUTE FORM W-9, MEDALLION
                                                   SIGNATURE GUARANTEE)
                                      (IF REQUIRED -- SEE INSTRUCTION 2)

Authorized Signature:
--------------------------------------------------------------------------------

Name of Firm:
--------------------------------------------------------------------------------

Dated:
------------------------------ , 2002

---------------------------------------------------------------------------------------------------------------------------
                                   PAYER'S NAME: THE BANK OF NEW YORK, AS EXCHANGE AGENT
---------------------------------------------------------------------------------------------------------------------------
 SUBSTITUTE                      PART 1 -- Please provide your TIN in the box at the right
 FORM W-9                        and certify by signing and dating below.                       Social Security Number
                                                                                                      or Employer
 DEPARTMENT OF THE                                                                               Identification Number
 TREASURY, INTERNAL                                                                           ---------------------------
 REVENUE SERVICE
                                -------------------------------------------------------------------------------------------
 PAYER'S REQUEST FOR TAXPAYER    PART 2 -- CERTIFICATION -- under penalties of perjury, I certify that:
 IDENTIFICATION NUMBER ("TIN")
                                 (1)(a) I am a U.S. person (including a U.S. resident alien), and
                                    (b) The number shown on this form is my correct Taxpayer Identification Number (or I am waiting for a number to be issued to me), and

                                 (2) I am not subject to backup withholding because:
                                    (a) I am exempt from backup withholding, or
                                    (b) I have not been notified by the Internal Revenue Service (the IRS) that I am subject to backup withholding as a result of a failure to report all interest or dividends, or
                                    (c) The IRS has notified me that I am no longer subject to backup withholding.
                                -------------------------------------------------------------------------------------------

                                 CERTIFICATION INSTRUCTIONS -- You must cross out item (2)   PART 3 --
                                 above if you have been notified by the IRS that you are
                                 subject to backup withholding because of under-reported     Awaiting TIN [ ]
                                 interest or dividends on your tax return. However, if
                                 after being notified by the IRS that you were subject to    Exempt  [ ]
                                 backup withholding you received another notification from
                                 the IRS that you are no longer subject to backup
                                 withholding, do not cross out item(2).
                                 Signature: -----------------------------------    Date:
                                 ------------
 --------------------------------------------------------------------------------------------------------------------------

NOTE: FAILURE TO COMPLETE AND RETURN THIS FORM MAY RESULT IN A $50 PENALTY
      IMPOSED BY THE INTERNAL REVENUE SERVICE AND BACKUP WITHHOLDING OF 30% OF ANY PAYMENTS MADE TO YOU PURSUANT TO THE OFFER. PLEASE REVIEW THE ENCLOSED GUIDELINES FOR CERTIFICATION OF TAXPAYER IDENTIFICATION NUMBER ON SUBSTITUTE FORM W-9 FOR ADDITIONAL DETAILS.

      YOU MUST COMPLETE THE FOLLOWING CERTIFICATION IF YOU ARE AWAITING (OR WILL SOON APPLY FOR) A TAXPAYER IDENTIFICATION NUMBER.

            CERTIFICATION OF AWAITING TAXPAYER IDENTIFICATION NUMBER

I certify under penalties of perjury that a taxpayer identification number has not been issued to me and either (i) I have mailed or delivered an application to receive a taxpayer identification number to the appropriate Internal Revenue Service Center or Social Security Administration Office or (ii) I intend to mail or deliver an application in the near future. I understand that if I do not provide a correct taxpayer identification number by the time of payment, 30% of all reportable payments made to me thereafter will be withheld until I provide a taxpayer identification number.

Signature: --------------------------------------------------  Date: ----------

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             INSTRUCTIONS FORMING PART OF THE TERMS AND CONDITIONS
                 OF THE EXCHANGE OFFER AND CONSENT SOLICITATION

     1. DELIVERY OF LETTER OF TRANSMITTAL AND CONSENT AND CERTIFICATES. You must complete this Letter of Transmittal and Consent if you are a Registered Holder of Old Notes, which for purposes of this Letter of Transmittal and Consent, includes any participant in DTC's system whose name appears on a security position listing as the holder of the Old Notes, and either: (1) you wish to tender the certificates representing your Old Notes to the Exchange Agent together with this Letter of Transmittal and Consent; or (2) you wish to tender your Old Notes by book-entry transfer to the Exchange Agent's account at DTC and you elect to submit this Letter of Transmittal and Consent to the Exchange Agent instead of an Agent's Message. In order to constitute a valid tender of your Old Notes and a valid delivery of the Consent requested, the Exchange Agent must receive the following documents at one of the addresses listed above on or prior to the Expiration Date: (1) certificates for the Old Notes, in proper form for transfer, or Book-Entry Confirmation of transfer of the Old Notes into the Exchange Agent's account at DTC; (2) a properly completed and duly executed Letter of Transmittal and Consent with any required signature guarantees, or, in the case of a Book-Entry Confirmation, an Agent's Message in lieu of this Letter of Transmittal and Consent; and (3) all other documents required by this Letter of Transmittal and Consent. Old Notes tendered in the Exchange Offer must be in denominations of $1,000 principal amount and any integral multiple thereof.

     THE METHOD OF DELIVERY OF CERTIFICATES FOR OLD NOTES, LETTERS OF TRANSMITTAL AND CONSENT, AGENT'S MESSAGES AND ALL OTHER REQUIRED DOCUMENTS IS AT YOUR ELECTION. IF YOU DELIVER YOUR OLD NOTES BY MAIL, WE RECOMMEND REGISTERED MAIL, PROPERLY INSURED, WITH RETURN RECEIPT REQUESTED. IN ALL CASES, YOU SHOULD ALLOW SUFFICIENT TIME TO ASSURE TIMELY DELIVERY. PLEASE SEND CERTIFICATES FOR OLD NOTES, LETTERS OF TRANSMITTAL AND CONSENT, AGENT'S MESSAGES OR OTHER REQUIRED DOCUMENTS TO THE EXCHANGE AGENT AT ONE OF THE ADDRESSES LISTED ABOVE. PLEASE DO NOT SEND THESE DOCUMENTS TO MAXCOM.

     Maxcom will not accept any alternative, conditional or contingent tenders. Each tendering Registered Holder, by execution of this Letter of Transmittal and Consent or delivery of an Agent's Message in lieu of the Letter of Transmittal and Consent, waives any right to receive any notice of the acceptance of such tender.

     2. GUARANTEE OF SIGNATURES. The signatures on this Letter of Transmittal and Consent or a notice of withdrawal, as the case may be, must be guaranteed unless the Old Notes surrendered for exchange pursuant thereto are tendered: (i) by a Registered Holder of the Old Notes who has not completed the box entitled "Special Issuance Instructions" or "Special Delivery Instructions" in this Letter of Transmittal and Consent; or (ii) for the account of an Eligible Institution. In the event that the signatures in this Letter of Transmittal and Consent or a notice of withdrawal, as the case may be, are required to be guaranteed, such guarantees must be by a firm which is a bank or a saving association as defined under the Federal Deposit Insurance Act, a credit union as defined under the Federal Reserve Act, or a broker, dealer, national securities exchange, registered securities association or clearing agent as defined under the Securities and Exchange Act of 1934 (collectively, "Eligible Institutions"). If Old Notes are registered in the name of a person other than the signer of this Letter of Transmittal and Consent, the Old Notes surrendered for exchange must be endorsed by, or be accompanied by a written instrument or instruments of transfer or exchange, in satisfactory form as determined by the Company in its sole discretion, duly executed by the registered holder with the signature thereon guaranteed by an Eligible Institution.

     3. INADEQUATE SPACE. If the space provided in the box captioned "Description of Old Notes Tendered" is inadequate, the certificate number(s) and/or the principal amount of Old Notes and any other required information should be listed on a separate signed schedule attached to this Letter of Transmittal and Consent.

     4. TENDERS AND WITHDRAWAL RIGHTS. Tenders of Old Notes will be accepted only in denominations of $1,000 principal amount and integral multiples thereof. All Old Notes represented by certificates delivered to the Exchange Agent will be deemed to have been tendered unless otherwise indicated. If less than the entire principal amount of any Old Notes evidenced by a submitted certificate is tendered, the tendering Registered Holder must fill in the principal amount tendered in the last column of the boxes entitled "Description of Old Notes Tendered" herein. The entire principal amount of all Old Notes not tendered or not accepted for exchange will be sent (or, if
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

tendered by book-entry transfer, returned by credit to the account at DTC) to the Registered Holder unless otherwise provided in the "Special Payment Instructions" or "Special Delivery Instructions" boxes of this Letter of Transmittal and Consent.

     Except as otherwise provided in this Letter of Transmittal and Consent, tenders of Old Notes may be withdrawn and the Consent may be revoked at any time prior to the Expiration Date. For a withdrawal and a revocation to be effective, a written notice of withdrawal and revocation must be received by the Exchange Agent prior to the expiration of the Exchange Offer at one of the addresses listed above. Any notice of withdrawal and revocation must specify the name of the person who tendered the Old Notes to be withdrawn and who delivered the Consent to be revoked, identify the Old Notes to be withdrawn, including the principal amount of the Old Notes, and, where certificates for Old Notes have been transmitted, specify the name in which the Old Notes are registered, if different from that of the withdrawing holder. If certificates for Old Notes have been delivered or otherwise identified to the Exchange Agent, then, prior to the release of the certificates, the withdrawing holder must also submit the serial numbers of the particular certificates to be withdrawn and a signed notice of withdrawal and revocation with signatures guaranteed by an Eligible Institution unless the Registered Holder is an Eligible Institution. If Old Notes have been tendered using the procedure for book-entry transfer described in the Offering Circular under the caption "The Exchange Offer and Consent Solicitation -- Procedure for tendering old notes and delivering consents," any notice of withdrawal and revocation must specify the name and number of the account at DTC to be credited with the withdrawn Old Notes and otherwise comply with the procedures of the book-entry transfer facility. All questions as to the validity, form and eligibility (including time of receipt of these notices) will be determined by the Company. Any such determination will be final and binding. Any Old Notes so withdrawn and Consents so revoked will be deemed not to have been validly tendered or validly delivered for exchange for purposes of the Exchange Offer. Any Old Notes which have been tendered for exchange but which are not exchanged for any reason will be returned to the Registered Holder without cost to that holder as soon as practicable after withdrawal, non-acceptance of tender or termination of the Exchange Offer. In the case of Old Notes tendered using the procedure for book-entry transfer described in the Offering Circular under the caption "The Exchange Offer and Consent
Solicitation -- Procedure for tendering old notes and delivering consents," the Old Notes will be credited to the tendering holder's account with DTC. Properly withdrawn Old Notes and properly revoked Consents may be retendered or redelivered, as the case may be, at any time on or prior to the Expiration Date and by following one of the procedures described in the Offering Circular under the caption "The Exchange Offer and Consent Solicitation -- Procedures for tendering old notes and delivering consents."

     5. SIGNATURES ON LETTER OF TRANSMITTAL AND CONSENT, ASSIGNMENTS AND ENDORSEMENTS. If this Letter of Transmittal and Consent is signed by the Registered Holder(s) of the Old Notes tendered hereby, the signature(s) must correspond exactly with the name(s) as written on the face of the certificate(s) without alteration, enlargement or any change whatsoever. If any of the Old Notes tendered hereby are registered in the name of two or more joint owners, all such owners must sign this Letter of Transmittal and Consent. If any tendered Old Notes are registered in different name(s) on several certificates, it will be necessary to complete, sign and submit as many separate Letters of Transmittal and Consent as there are different registered holders.

     When this Letter of Transmittal and Consent is signed by the Registered Holder(s) of the Old Notes listed and transmitted by this Letter of Transmittal and Consent, no endorsement(s) of the New Notes or the CPOs representing Series N2 Preferred Stock or separate bond power(s) are required unless the New Notes and/or CPOs representing Series N2 Preferred Stock are to be issued in the name of a person other than the Registered Holder(s). Signature(s) on the certificate(s) or bond power(s) must be guaranteed by an Eligible Institution.

     IF YOU ARE A TRUSTEE, EXECUTOR, ADMINISTRATOR, GUARDIAN, ATTORNEY-IN-FACT, OFFICER OF A CORPORATION, OR ACT IN A SIMILAR FIDUCIARY OR REPRESENTATIVE CAPACITY, AND WISH TO SIGN THIS LETTER OF TRANSMITTAL AND CONSENT OR ANY CERTIFICATES FOR OLD NOTES OR BOND POWERS, YOU MUST INDICATE YOUR STATUS WHEN SIGNING. IF YOU ARE ACTING IN ANY OF THESE CAPACITIES, YOU MUST SUBMIT PROPER EVIDENCE SATISFACTORY TO US OF YOUR AUTHORITY TO SO ACT UNLESS WE WAIVE THIS REQUIREMENT.

     6. SPECIAL ISSUANCE AND DELIVERY INSTRUCTIONS. If the New Notes and the CPOs representing Series N2 Preferred Stock are to be issued in the name of a person other than the signer of this Letter of Transmittal and Consent, or if New Notes and CPOs representing Series N2 Preferred Stock are to be delivered to

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

someone other than the signer of this Letter of Transmittal and Consent or to an address other than that shown above, the boxes entitled "Special Payment/Issuance Instructions" and/or "Special Delivery Instructions" on this Letter of Transmittal and Consent should be completed. Certificates for Old Notes not exchanged will be returned by mail or, if tendered by book-entry transfer, by crediting the account indicated above maintained with DTC.

     7. IRREGULARITIES. All questions as to the validity, form, eligibility (including time of receipt), and acceptance of Old Notes tendered for exchange and Consents delivered will be determined by the Company in its sole discretion. Our determination will be final and binding. We reserve the absolute right to reject any and all tenders of Old Notes improperly tendered or Consents improperly delivered or to not accept any Old Notes. This right is not limited to situations where the acceptance of tender might be unlawful as determined by us or our counsel. We also reserve the absolute right to waive any defects or irregularities or conditions of the Exchange Offer as to any Old Notes either before or after the expiration of the Exchange Offer, including the right to waive the ineligibility of any holder who seeks to tender Old Notes in the Exchange Offer. Our interpretation of the terms and conditions of the Exchange Offer as to any particular Old Notes either before or after the Expiration Date, including the terms and conditions of the Letter of Transmittal and Consent and the accompanying instructions, will be final and binding. Unless waived, any defects or irregularities in connection with tenders of Old Notes for exchange or delivery of Consent must be cured within a reasonable period of time, as determined by us. Neither we, the Exchange Agent nor any other person has any duty to give notification of any defect or irregularity with respect to any tender of Old Notes for exchange or delivery of Consent, nor will we have any liability for failure to give such notification.

     8. QUESTIONS, REQUESTS FOR ASSISTANCE AND ADDITIONAL COPIES. Questions, requests for assistance and additional copies of the Offering Circular and this Letter of Transmittal and Consent may be directed to Citigate Dewe Rogerson, the Information Agent, at the address and telephone numbers set forth at the end of this Letter of Transmittal and Consent.

     9. IMPORTANT TAX INFORMATION. Under United States federal income tax law, a tendering Registered Holder may be subject to backup withholding tax at a rate of 30% with respect to payments by the Exchange Agent pursuant to the Exchange Offer unless such Registered Holder: (i) is a corporation or other exempt recipient and, if required, establishes its exemption from backup withholding,
(ii) provides its correct TIN and certifies that the TIN provided is correct (or that such Holder is awaiting a TIN), or (iii) certifies that it is not currently subject to backup withholding or certifies as to its non-United States status. If such Registered Holder is an individual, the TIN is his or her social security number. Completion of a Substitute Form W-9, in the case of a U.S. Holder, provided in this Letter of Transmittal and Consent, should be used for this purpose. Failure to provide such Registered Holder's TIN on the Substitute Form W-9, if applicable, may subject the tendering Registered Holder (or other payee) to a $50 penalty imposed by the Internal Revenue Service and payments that are made to such tendering Registered Holder with respect to Old Notes surrendered pursuant to the Exchange Offer may be subject to backup withholding. More serious penalties may be imposed for providing false information which, if willfully done, may result in fines and/or imprisonment. The box in part 3 of the Substitute Form W-9 may be checked if the tendering Registered Holder (or other payee) is required to submit a Substitute Form W-9 and has not been issued a TIN and has applied for a TIN or intends to apply for a TIN in the near future. If the box in Part 3 is checked, the tendering Holder must also complete the attached Certificate of Awaiting Taxpayer Identification Number in order to avoid backup withholding. If the box in Part 3 is so checked and the Exchange Agent is not provided with a TIN by the time of payment, the Exchange Agent will withhold 30% on all such payments of the tender consideration until a TIN is provided to the Exchange Agent. A tendering Registered Holder who checks the box in Part 3 in lieu of furnishing his or her TIN should furnish the Exchange Agent with such Registered Holder's TIN as soon as it is received. In order for a foreign Registered Holder to qualify as an exempt recipient, that Registered Holder should submit the appropriate Internal Revenue Service Form W-8 or a Substitute Form W-8, signed under penalties of perjury, attesting to that Registered Holder's foreign status. Such forms can be obtained from the Exchange Agent. Registered Holders are urged to consult their own tax advisers to determine whether they are exempt from these backup withholding and reporting requirements.

     If backup withholding applies to a tendering Registered Holder, the Exchange Agent is required to withhold 30% of any payments made to such Registered Holder pursuant to the Exchange Offer. Backup withholding is not an additional tax. Rather, the tax liability of persons subject to backup withholding will be reduced by the amount of tax withheld. If withholding results in an overpayment of taxes, a refund may be obtained by filing a tax return with the Internal Revenue Service. The Exchange Agent cannot refund amounts withheld by reason of backup withholding.

     10. LOST, DESTROYED OR STOLEN CERTIFICATES. If any certificate(s) representing Old Notes have been lost, destroyed or stolen, the holder should check the box above regarding lost, destroyed or stolen certificates and promptly notify the Exchange Agent. The holder will then be instructed as to the steps that must be taken in order to replace the certificate(s). This Letter of Transmittal and Consent and related documents cannot be processed until the procedures for replacing lost, destroyed or stolen certificate(s) have been followed.

     11. TRANSFER TAXES. You will not be obligated to pay any transfer taxes in connection with the tender of Old Notes in the Exchange Offer unless you instruct us to make payment to or register New Notes or CPOs representing Series N2 Preferred Stock in the name of, or request that Old Notes not tendered or not accepted in the Exchange Offer be registered in the name of, a person other than the registered tendering holder. In those cases, you will be responsible for the payment of any applicable transfer tax. If satisfactory evidence of payment of these taxes or an exemption from payment is not submitted with this Letter of Transmittal and Consent, no certificates for the CPOs or New Notes will be issued until such evidence is received by the Exchange Agent.

     IMPORTANT: THIS LETTER OF TRANSMITTAL AND CONSENT (OR A FACSIMILE OF THIS LETTER OF TRANSMITTAL AND CONSENT), OR, IN THE CASE OF OLD NOTES TENDERED BY BOOK-ENTRY TRANSFER TO THE EXCHANGE AGENT'S ACCOUNT AT DTC, AN AGENT'S MESSAGE IN LIEU OF THIS LETTER OF TRANSMITTAL AND CONSENT, AND ALL OTHER REQUIRED DOCUMENTS MUST BE RECEIVED BY THE EXCHANGE AGENT ON OR PRIOR TO THE EXPIRATION DATE.

   THE INFORMATION AGENT FOR THE EXCHANGE OFFER AND CONSENT SOLICITATION IS:

                             CITIGATE DEWE ROGERSON
                           1440 Broadway, 16th Floor
                            New York, New York 10018

                        Toll Free Number: (866) 811-4114
                                       or
                          Phone Number: (212) 419-4166

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